EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of our report dated May 13, 1999, with respect to the financial statements of D&E Supernet, Inc. included in the Annual Report (Form 10-K) of OneMain.com, Inc. for the year ended December 31, 1999:

         Registration Statement (Form S-8 No. 333-78661) pertaining to the OneMain.com, Inc. Employee Stock Purchase Plan

         Registration Statement (Form S-8 No. 333-78663) pertaining to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan and

         Registration Statement (Form S-8 No. 333-81111) pertaining to the OneMain.com, Inc. 1999 Plan



                                    /s/ Ernst & Young LLP

McLean, Virginia
March 27, 2000